As filed with the Securities and Exchange Commission  on March 9, 2004

                                                 Registration No. 333-_________

 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                HSBC Holdings plc
             (Exact name of registrant as specified in its charter)

       England and Wales                              98-0209906
  (State or other jurisdiction              (IRS Employer Identification No.)
of incorporation or organization)

                                 8 CANADA SQUARE
                             LONDON E14 5HQ, ENGLAND
               (Address of principal executive offices) (Zip Code)


           The Bank of Bermuda Limited 1999 Director Share Option Plan
             The Bank of Bermuda Limited Executive Share Option Plan
               The Bank of Bermuda Limited Share Option Plan 2000
                            (Full title of the Plans)


                             PHILIP S. TOOHEY, ESQ.
                                  HSBC BANK USA
                                 ONE HSBC CENTER
                             BUFFALO, NEW YORK 14203
                     (Name and address of agent for service)
                                 (716) 841-2473
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
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  =================================================================================================================================
                                                                           Proposed           Proposed
                      Title of                                            Maximum             Maximum
                     Securities                          Amount           Offering            Aggregate         Amount of
                       to be                              to be             Price             Offering        Registration
                     Registered                      Registered (1)      per Share (2)        Price (2)         Fee (2)
                     ----------                      --------------      -------------        ---------         -------
  Ordinary Shares, nominal value US$0.50 each,
  to be issued under the following plans:

  The Bank of Bermuda Limited Executive Share
  Option Plan                                         185,221             $8.5722           $1,587,751.46        $201.17

  The Bank of Bermuda Limited Share Option Plan
  2000                                                279,862            $14.5333           $4,067,318.41        $515.33


  TOTAL:                                              465,083                               $5,655,069.87        $716.50


(1) This Registration Statement shall also cover any additional shares of Registrant's Ordinary Shares which become issuable or deliverable under each of the plans listed in the table above (the "Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding Ordinary Shares. The options outstanding under the Plans are being assumed by the Registrant pursuant to a Transaction Agreement and Plan of Amalgamation among the Registrant, The Bank of Bermuda Limited (the "Bank of Bermuda") and Somers Investment Company Limited, dated as of October 27, 2003 (the "Transaction Agreement"). The number of shares and exercise prices have been adjusted to reflect the conversion of the options into options to purchase Ordinary Shares of the Registrant pursuant to the terms of the Transaction Agreement.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), on the basis of the exercise price of the outstanding options.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

         Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

Item 2.    Registrant Information and Employee Plan Annual Information.

         Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

HSBC Holdings plc (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2003 filed with the Commission on March 5, 2004, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (b) The descriptions of the Ordinary Shares contained under the heading "Description of HSBC Ordinary Shares" in the Amendment No. 4 to the Registrant's Registration Statement on Form F-4, filed with Commission on February 25, 2003, pursuant to the Securities Act of 1933, as amended (the "F-4 Registration Statement"); and

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act, since the end of the fiscal year covered by registration document referred to in (a) above.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not Applicable.

Item 5.  Interests of Named Experts and Counsel

Not Applicable.

Item 6.  Indemnification of Directors and Officers

English law does not permit a company to indemnify (1) a director or officer of the company, or (2) any person employed by the company as an auditor against any liability arising from negligence, default, breach of duty or breach of trust against the company. However, indemnification is allowed for liabilities incurred in proceedings in which (1) judgment is entered in favor of the director or officer or the director or officer is acquitted, or (2) the director or officer is held liable, but the court finds that he acted honestly and reasonably and that relief should be granted. The Registrant's Memorandum and Articles of Association provide for indemnification of its directors and officers. The Companies Act 1985 enables companies to purchase and maintain insurance for directors, officers and auditors against any liability arising from negligence, default, breach of duty or breach of trust against the company. The Registrant maintains directors' and officers' insurance.

Under the Transaction Agreement, the Registrant has also agreed that the Bank of Bermuda will continue to be obligated to indemnify and will continue to maintain directors' and officers' liability insurance covering the officers and directors of the Bank of Bermuda relating to events occurring before completion of the amalgamation (including, without limitation, acts or omissions relating to the amalgamation).

Item 7.  Exemption from Registration Claimed

                  Not Applicable.

Item 8.  Exhibits

Exhibit Number:       Exhibit:

--------------------------------------------------------------------------------
4.1               Memorandum and Articles of Association of HSBC Holdings
                  plc (incorporated by reference to Exhibit 3 of the Registrant's Form F-3/A (No. 333-92024))
--------------------------------------------------------------------------------
4.2 Registrant's Amendment No. 4 to Form F-4 Registration Statement (333-102027), filed with the Commission on
                  February 25, 2003, as amended (and incorporated herein
                  by reference)
--------------------------------------------------------------------------------
4.3               The Bank of Bermuda Limited Executive Share Option Plan
--------------------------------------------------------------------------------
4.4               The Bank of Bermuda Limited Share Option Plan 2000
--------------------------------------------------------------------------------
23.1              Consent of KPMG Audit plc, Independent Auditors
--------------------------------------------------------------------------------
24.1              Power of Attorney (included on Signature Pages)
--------------------------------------------------------------------------------


Item 9.  Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, HSBC Holdings plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in London, England, on March 9, 2004.


                                  HSBC HOLDINGS PLC


                                     By: /s/ Ralph G Barber
                                        --------------------------------------
                                          Name: Ralph G Barber
                                           Title: Secretary


                                POWER OF ATTORNEY

         Know all persons by these presents that each officer or director whose signature appears below constitutes and appoints each of the officers and directors named below and the secretary named above, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intends and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 9, 2004.



                         By:   /s/ Sir John Bond
                               -----------------------------------------------
                         Name:                 Sir John Bond
                         Title: Principal Executive Officer, Group Chairman
                                                and Director



                         By:   /s/ The Baroness Dunn
                               -----------------------------------------------
                         Name:             The Baroness Dunn, DBE
                         Title:   Deputy Chairman and senior non-executive
                                                  Director



                         By:   /s/ Sir Brian Moffat
                               -----------------------------------------------
                         Name:             Sir Brian Moffat, OBE
                         Title:    Deputy Chairman and senior independent
                                           non-executive Director



                         By:   /s/ S K Green
                               -----------------------------------------------
                         Name:                S K Green
                         Title:    Group Chief Executive and Director



                         By:   /s/ A W Jebson
                               -----------------------------------------------
                         Name:                   A W Jebson
                         Title:  Group Chief Operating Officer and Director



                         By:   /s/ D J Flint
                               -----------------------------------------------
                         Name:                   D J Flint
                         Title: Principal Financial and Accounting Officer,
                                    Group Finance Director and Director



                         By:   /s/ W F Aldinger
                               -----------------------------------------------
                         Name:                  W F Aldinger
                         Title:                   Director



                         By:   /s/ The Lord Butler
                               -----------------------------------------------
                         Name:           The Lord Butler, KG, GCB, CVO
                         Title:                   Director



                         By:
                               -----------------------------------------------
                         Name:               R K F Ch'ien, CBE
                         Title:                   Director



                         By:   /s/ W R P Dalton
                               -----------------------------------------------
                         Name:                  W R P Dalton
                         Title:                   Director




                         By:   /s/ D G Eldon
                               -----------------------------------------------
                         Name:                   D G Eldon
                         Title:                   Director




                         By:   /s/ R A Fairhead
                               -----------------------------------------------
                         Name:                 R A Fairhead
                         Title:                   Director



                         By:
                               -----------------------------------------------
                         Name:                W K L Fung, OBE
                         Title:                   Director



                         By:   /s/ M F Geoghegan
                               -----------------------------------------------
                         Name:               M F Geoghegan, CBE
                         Title:                   Director



                         By:   /s/ S Hintze
                               -----------------------------------------------
                         Name:                    S Hintze
                         Title:                    Director



                         By:   /s/ Sir John Kemp-Welch
                               -----------------------------------------------
                         Name:              Sir John Kemp-Welch
                         Title:                   Director



                         By:   /s/ The Lord Marshall
                               -----------------------------------------------
                         Name:               The Lord Marshall
                         Title:                   Director




                         By:
                               -----------------------------------------------
                         Name:          Sir Mark Moody-Stuart, KCMG
                         Title:                   Director





                         By:   /s/ S W Newton
                               -----------------------------------------------
                         Name:                   S W Newton
                         Title:                   Director



                         By:   /s/ Dr H Sohmen
                               -----------------------------------------------
                         Name:                Dr H Sohmen, OBE
                         Title:                   Director



                         By:
                               -----------------------------------------------
                         Name:                   C S Taylor
                         Title:                   Director



                         By:   /s/ Sir Brian Williamson
                               -----------------------------------------------
                         Name:           Sir Brian Williamson, CBE
                         Title:                   Director



                         By:   /s/ Philip S. Toohey
                               -----------------------------------------------
                         Name:             Philip S. Toohey, Esq.
                         Title:        Authorized U.S. Representative

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

                                  EXHIBIT INDEX

Exhibit Number:       Exhibit:                                                    Method of Filing:
---------------       --------                                                    -----------------


----------------------------------------------------------------------------------------------------------------
4.1           Memorandum and Articles of Association of HSBC Holdings plc         Incorporated by Reference
              (incorporated by reference to Exhibit 3 of the Registrant's Form
              F-3/A (No. 333-92024))
----------------------------------------------------------------------------------------------------------------
4.2           Registrant's Amendment No. 4 to Form F-4 Registration Statement     Incorporated by Reference
              (333-102027), filed with the Commission on February 25, 2003, as amended (and incorporated herein by reference)
----------------------------------------------------------------------------------------------------------------
4.3           The Bank of Bermuda Limited Executive Share Option Plan             Filed herewith
----------------------------------------------------------------------------------------------------------------
4.4           The Bank of Bermuda Limited Share Option Plan 2000                  Filed herewith
----------------------------------------------------------------------------------------------------------------
23.1          Consent of KPMG Audit plc, Independent Auditors                     Filed herewith
----------------------------------------------------------------------------------------------------------------
24.1          Power of Attorney                                                   Included on Signature Pages
----------------------------------------------------------------------------------------------------------------
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